UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2009

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas (Address of principal executive offices)		77046 (Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 8, 2009, Hercules Offshore, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with UBS Securities LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers listed on Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”), relating to the sale by the Company to the Initial Purchasers of $300.0 million aggregate principal amount of the Company’s 10.50% Senior Secured Notes due 2017 (the “Notes”). The Notes were sold at 97.383% of their face amount to yield 11.0%. The Notes will accrue interest from October 20, 2009 at a rate of 10.50% per year and will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2010. The Notes will mature on October 15, 2017. The Company’s obligations under the Notes will be jointly and severally, fully and unconditionally guaranteed (the “Guarantees”) by all of the Company’s existing and future restricted subsidiaries that incur or guarantee indebtedness under a credit facility, including the Company’s existing credit facility (collectively, the “Guarantors,” and together with the Company, the “Issuers”). The Company intends to use the net proceeds from the offering of the Notes to repay a portion of the indebtedness outstanding under its term loan facility.
     The Purchase Agreement contains customary representations, warranties and indemnities by the Issuers in favor of the Initial Purchasers. The sale of the Notes to the Initial Purchasers pursuant to the Purchase Agreement is expected to close on October 20, 2009. The closing is subject to the satisfaction or waiver of customary conditions.
     The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers intend to resell the Securities in private sales exempt from registration under the Securities Act (i) inside the United States to “qualified institutional buyers” as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulation S. The Securities have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state laws.
     The Notes and the Guarantees (collectively, the “Securities”) are expected to be issued pursuant to an indenture (the “Indenture”), to be dated October 20, 2009, by and between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”). The Notes and the Guarantees will be the senior obligations of the Company and the Guarantors and, unless a collateral suspension is in effect as described below, the Securities will be secured by liens on all the collateral of the Issuers that secure the Company’s obligations from time to time under the Company’s secured credit facility.
     Upon an event of default, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable.
     The Notes provide that the Company may, at its option, redeem all or part of the Notes, at any time prior to October 15, 2013 at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date. “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:
     (1) 1% of the principal amount of such Note, and
     (2) the excess, if any, of:
          (a) the present value at such redemption date of (i) the redemption price of such Note at October 15, 2009 (105.250%) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date)

due on such Note though October 15, 2013, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
          (b) the principal amount of such Note.
     On or after October 15, 2013, the Company may redeem all or part of the Notes at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning October 15 of the years indicated:

Optional
Year	redemption price

2013	105.250%
2014	102.625%
2015	101.3125%
2016 and thereafter	100.000%
     At any time prior to October 14, 2012, the Company, at its option, may redeem the Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 110.50% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as:
•	at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after giving effect to any such redemption; and

•	the redemption occurs not more than 90 days after the date of the closing of the equity offering.
     If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to purchase all or any portion of the Notes for a cash price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase.
     The liens securing the Notes will share on an equal and ratable first priority basis with the liens securing the Company’s credit facility, subject to certain permitted liens and subject to the terms of an intercreditor agreement. All liens securing the Notes may be released if the Company’s secured indebtedness, other than the Notes, does not exceed the lesser of $375 million and 15% of the Company’s consolidated tangible assets, subject to reinstatement in certain circumstances. Such release is referred to as a “collateral suspension.” If a collateral suspension is in effect, the Securities will be unsecured.
     Under certain circumstances, holders (including subsequent transferees) of the Securities will have registration rights under a registration rights agreement (the “Registration Rights Agreement”), among the Issuers and the Initial Purchasers, to be dated October 20, 2009, substantially in the form attached as Exhibit A to the Purchase Agreement. Under the Registration Rights Agreement, the Issuers will agree (a) to file, under certain conditions, with the Securities and Exchange Commission (i) a registration statement under the Act relating to a new issue of debt securities, guaranteed by the Guarantors under the Indenture, to be offered in exchange for the Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indenture and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act relating to the resale by certain holders of the Notes and the Guarantees thereof, (b) if applicable, to use their reasonable best efforts to cause the exchange offer registration statement and/or the shelf registration statement to be declared effective, and (c) if applicable, to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement. Failure to comply with the registration and exchange requirements in the Registration Rights Agreement within the specified time period(s) would require the payment of, as liquidated damages, additional interest on the Notes until the failure to comply is cured or the Notes become freely tradable without registration under the Securities Act.
     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
     Item 1.01 and Item 2.03 of this Current Report on Form 8-K contain forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove correct. Forward-looking statements in this Current Report on Form 8-K relate to, among other things, the closing of the private placement of the Notes and the use of proceeds therefrom. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. The forward-looking statements speak only as of the date made and, other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description
10.1	Purchase Agreement, dated October 8, 2009, by and among Hercules Offshore, Inc., the guarantors party thereto, UBS Securities LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers named in Schedule I thereto.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: October 14, 2009	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Purchase Agreement, dated October 8, 2009, by and among Hercules Offshore, Inc., the guarantors party thereto, UBS Securities LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers named in Schedule I thereto.